McCurdy & Associates                           826 Westpoint Parkway, Suite 1250
CPA's, Inc.                                            Westlake, Ohio 44145-1594
                                                           Phone: (440) 892-3100
Certified Public Accountants                                 Fax: (440) 835-1093
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As independent public accountants, we hereby consent to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment No. 9 to the Light Revolution Fund's (SEC File No. 811-8535) Registration Statement on Form N-1A.


/s/ McCurdy & Associates
McCurdy & Associates, CPA's, Inc.
Westlake, Ohio
February 25, 2005